                                                           EXHIBIT 4(a)

                             AMENDMENT NO. 3

     This Amendment No. 3 to Loan Agreement dated as of June 22, 1999 is executed with reference to the Amended and Restated Loan Agreement dated as of May 23, 1997, among Circus Circus Enterprises, Inc., a Nevada corporation now known as Mandalay Resort Group, the Banks, Managing Agents, as Co-Agents, and Lead Managers named therein, and Bank of America National Trust and Savings Association, as Issuing Bank and Administrative Agent. The aforementioned Loan Agreement has previously been amended by an Amendment No. 1 thereto dated as of October 3, 1997, and by an Amendment No. 2 thereto dated as of May 15, 1998 (as so amended, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings.

     The parties hereto agree to amend the Loan Agreement as follows:

     1. REVISED DEFINITION OF "CONTINGENT GUARANTY". Section 1.1 of the Loan Agreement is amended so that the final sentence of the definition of "Contingent Guaranty" reads in full as follows [with added text in bold]:

          "The amount of any Contingent Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Guaranty is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith, PROVIDED that (y) the amount of any Contingent Guaranty consisting of a Completion Guaranty OR ANY GUARANTEE OR SIMILAR SURETYSHIP ARRANGEMENT WITH RESPECT TO INDEBTEDNESS shall be deemed to be zero unless and until Borrower's independent auditors have quantified the amount of the exposure thereunder (and thereafter shall be deemed to be the amount so quantified from time to time), and (z) the amount of any Contingent Guaranty consisting of a "keep-well", "make well" or other similar arrangement shall be deemed to be zero unless and until Borrower or its Restricted Subsidiaries are required to make payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid, but only during the period in which such payment is required to be made)."

     2. REVISED DEFINITION OF "TOTAL DEBT". Section 1.1 of the Loan Agreement is amended so that clause (c) of the definition of "Total Debt" reads in full as follows [with added text in bold]:


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     "(c) obligations in respect of letters of credit or other similar instruments for which Borrower or any of its Restricted Subsidiaries are account parties or are otherwise obligated (other than trade letters of credit and letters of credit in support of gaming tax and other similar regulatory obligations), and in any event including any such Letters of Credit or instruments which support Indebtedness of the type described in clause (a) or Capital Lease Obligations, to the extent of the amount drawable under such letters of credit or similar instruments, PROVIDED THAT LETTERS OF CREDIT AND OTHER SIMILAR INSTRUMENTS IN AN AGGREGATE AMOUNT NOT TO EXCEED $200,000,000 MAY BE EXCLUDED FROM TOTAL DEBT FOR SO LONG AS THE SAME HAVE NOT BEEN DRAWN UPON,"

     3. DELETION OF SENIOR DEBT RATIO AND AVERAGE DAILY SENIOR DEBT
DEFINITIONS.   The definitions of "Senior Debt Ratio" and "Average Daily Senior
Debt" (added by Amendment No. 2  to the Loan Agreement) are hereby deleted from
Section 1.1 of the Loan Agreement.

     4. REVISED DEFINITION OF ELIGIBLE ASSIGNEE. The definition of "Eligible Assignee" set forth in Section 1.1 of the Loan Agreement is hereby amended to read in full as follows:

          "ELIGIBLE ASSIGNEE" means (a) another Bank, (b) with respect to any Bank, any Affiliate of that Bank, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more which is (i) organized under the laws of the United States or any state thereof, or
     (ii) the domestic branch or agency of any such commercial bank organized under the laws of a country which is a member of the Organization for Economic Cooperation and Development, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) otherwise be exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 pursuant to Section 11.21 at the time of any assignment pursuant to Section 11.8."


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     5. DELETION OF MATERIAL ADVERSE EFFECT REPRESENTATION. Section 4.6
of the Loan Agreement is hereby amended to read in full as follows:

          "4.6 NO OTHER LIABILITIES; NO MATERIAL ADVERSE EFFECT. As of the Closing Date, Borrower and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in Section 4.5 or on
     Schedule 4.10, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since January 31, 1997."

     6. INTRACOMPANY LIENS. Section 6.8 of the Loan Agreement is hereby amended to add a new clause (m) thereto, to read in full as follows:

          "(m) Liens on real property securing Indebtedness owed by any Restricted Subsidiary to any other Restricted Subsidiary which is a party to the Subsidiary Guaranty, PROVIDED that (i) such Indebtedness is evidenced by promissory notes which bear a conspicuous legend stating that such promissory notes may not be sold, transferred, pledged, hypothecated or otherwise disposed of without the prior written consent of all of the Lenders (and that any purported sale, transfer, pledge, hypothecation or other disposition is VOID AB INITIO, and (ii) the deeds of trust, mortgages and other security documents creating such Liens are not recorded or otherwise perfected, and (iii) that the originals of such notes, mortgages and other security documents are deposited with the Administrative Agent's counsel."

     7. TOTAL DEBT RATIO. Section 6.11 of the Loan Agreement is hereby amended to read in full as follows (to both modify the required Total Debt Ratio and to eliminate the Senior Debt Ratio):

          "6.11  TOTAL DEBT RATIO.  Permit the Total Debt Ratio to exceed
     5.00 to 1.00 as of the last day of each Fiscal Quarter ending prior to April 30, 2002, with a step-down to 4.75 to 1.00 for the Fiscal Quarter ending April 30, 2002, and each subsequent Fiscal Quarter."

     8. CONSENT TO SHOPPING CENTER AND TIME SHARE TRANSACTIONS.

          (a) The Banks hereby consent to Borrower's and its Subsidiaries' lease of approximately 15 acres of land adjacent to the Luxor Hotel and Casino and the Mandalay Bay Resort Hotel and Casino, together with related easements, to a joint venture to be formed to construct and operate a retail mall on such Property. In connection therewith, Borrower and its Subsidiaries may subordinate their interest in


                                    -3-
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     the underlying fee to the Lien of any lender to such joint venture and may grant a pledge of their interest in such joint venture to any lender to that joint venture.

          (b) The Banks further consent to (i) the sale, transfer or other disposition by Borrower and its Subsidiaries of any interests (whether consisting of estates for terms of years, condominium interests, joint tenancies, tenancies in common, leases, licenses or other interests in real property) in approximately 5 acres of currently undeveloped land adjacent to the Mandalay Bay Resort Hotel & Casino, either to an entity to be formed to construct a time share development on such real property or directly to the purchasers of such time share interests, and to (ii) subordination of Borrower's and its Subsidiaries' interest in such real property to the Lien of any lender to such entity or individual purchasers.

          (c) None of the transactions contemplated by this Section shall be deemed to constitute "Dispositions" within the meaning of the Loan Agreement or to utilize any portion of the amount of the Dispositions permitted by Section 6.2(b) of the Loan Agreement.

          (d) Each of the Persons to be formed under Sections 8(a) and 8(b) of this Amendment shall be deemed to be "New Ventures."

     9. CONDITIONS PRECEDENT. As conditions precedent to the effectiveness of this Amendment, the Administrative Agent shall have received executed counterparts of this Amendment from Borrower, consented to be each Subsidiary Guarantor, and consents hereto from Banks comprising at least the Requisite Banks.

     10. COUNTERPARTS. This Amendment may be executed in counterparts in accordance with Section 11.7 of the Loan Agreement.


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     11. CONFIRMATION.  In all other respects, the Loan Agreement is confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.

                                       MANDALAY RESORT GROUP

                                       By:       GLENN SCHAEFFER
                                          ---------------------------------

                                       Title:     PRESIDENT
                                             ------------------------------


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Administrative Agent

                                       By:       JANICE HAMMOND
                                          ---------------------------------

                                       Title:     Vice President
                                             ------------------------------

The undersigned Subsidiaries of Borrower hereby consent to the execution, delivery and performance of the foregoing amendment, and reaffirm the Subsidiary Guaranty.

CIRCUS CIRCUS CASINOS, INC., a Nevada corporation
CIRCUS CIRCUS MISSISSIPPI, INC., a Mississippi corporation
COLORADO BELLE CORP., a Nevada corporation
EDGEWATER HOTEL CORPORATION, a Nevada  corporation
GALLEON, INC., a Nevada corporation
NEW CASTLE CORP., a Nevada corporation
RAMPARTS, INC., a Nevada corporation
SLOTS-A-FUN, INC., a Nevada corporation

By:            GLENN SCHAEFFER
   -------------------------------------------
Glenn Schaeffer, as President of the foregoing

MANDALAY DEVELOPMENT CORP., a Nevada corporation
(formerly known as Circus Circus Development Corp.)
LAST CHANCE INVESTMENTS, INCORPORATED, a Nevada corporation

By:       WILLIAM A. RICHARDSON
   -------------------------------------------


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William A. Richardson, as President of the foregoing

DIAMOND GOLD, INC., a Nevada corporation
OASIS DEVELOPMENT COMPANY, INC., a Nevada corporation

By:    PETER A. SIMON
   -------------------------------------------
Peter A. Simon, as President of the foregoing

GOLD STRIKE INVESTMENTS, INCORPORATED, a Nevada corporation

By:   DAVID R. BELDING
   -------------------------------------------
David R. Belding, as President

M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation

By:   MICHAEL S. ENSIGN
   -------------------------------------------
Michael S. Ensign, as President

PINKLESS, INC., a Nevada corporation

By: YVETTE E. LANDAU
   -------------------------------------------
Yvette E. Landau, as Secretary

RAILROAD PASS INVESTMENT GROUP, a Nevada partnership
JEAN DEVELOPMENT COMPANY, a Nevada partnership
JEAN DEVELOPMENT WEST, a Nevada partnership
NEVADA LANDING PARTNERSHIP, an Illinois partnership
GOLD STRIKE L.V., a Nevada partnership
JEAN DEVELOPMENT NORTH, a Nevada partnership
LAKEVIEW GAMING PARTNERSHIPS JOINT VENTURE, a Nevada partnership

     By:  Railroad Pass Investment Group general partner of each of the foregoing

          By:  M.S.E. Investments, Incorporated
          Its: general partner

          By:       MICHAEL S. ENSIGN
             ---------------------------------
               Michael S. Ensign, President

CIRCUS CIRCUS MICHIGAN, INC., a Michigan corporation

By:             GLENN SCHAEFFER
   -------------------------------------------

Title:          President
      ----------------------------------------


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                                  CONSENT OF BANK

     This Consent of Bank is delivered with reference to the Amended and Restated Loan Agreement dated as of May 23, 1997 among Circus Circus Enterprises, Inc., a Nevada corporation now known as Mandalay Resort Group, the Banks, Co-Agents, Managing Agents and Lead Managers referred to therein, and Bank of America National Trust and Savings Association, as Issuing Bank and Administrative Agent (as amended, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

     The undersigned Bank hereby consents to the execution, delivery and performance of the proposed Amendment No. 3 to Loan Agreement by the Administrative Agent on behalf of the Banks, substantially in the form presented to the undersigned as a draft.


                                       --------------------------------------
                                       [Typed/Printed Name of Bank]

                                       By:       JON VARNELL
                                          -----------------------------------

                                               Managing Director
                                       --------------------------------------
                                       [Typed/Printed Name and Title]

                                       Dated: June 21, 1999

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